UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	0-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Third Amendment to Credit Agreement

On February 29, 2008, Ceco Environmental Corp. (the “Company”) entered into a Third Amendment to Credit Agreement (“Amendment”). The Amendment was entered into among the Company, Ceco Group, Inc, Ceco Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, Kbd/Technic, Inc., CecoAire, Inc., Ceco Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc., FKI, LLC, CECO Mexico Holdings LLC and FKI Acquisition Corp. (all of which are direct or indirect subsidiaries of the Company and collectively with the Company, the “Borrowers”) and Fifth Third Bank, an Ohio banking corporation (“Lender”). The Amendment amends the Credit Agreement entered into December 29, 2007 with Lender and certain Borrowers, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006 and Second Amendment to Credit Agreement dated as of February 28, 2007 (as amended, the “Credit Agreement”).

The Amendment amends the Credit Agreement to (i) increase the maximum revolving loan commitment from $20,000,000 to $30,000,000, (ii) make an additional term loan (to finance, in part, the Asset Purchase discussed in Item 2.01) in the aggregate amount of $5,000,000 (“Term Loan C”), (iii) increase the maximum capital expenditures financial covenant commencing in fiscal year 2007 to $2,000,000 and commencing with fiscal year 2008, to $2,500,000, (iv) make certain changes to the incentive pricing with respect to the LOC Fee, to be based upon Borrowers’ Fixed Charge Coverage Ratio (as all of such terms are defined in the Credit Agreement), and (v) consent to the Asset Purchase. The maturity date of Term Loan C is January 31, 2010 and the interest rate is currently based upon LIBOR plus 2.25%, the current applicable LIBOR rate margin, provided that Borrowers may elect to have the interest rate based on prime plus the Applicable Prime Rate Margin. Under the Term Loan C, principal payments of $83,333.33 are due every month from April 1, 2008 through and including January 1, 2010. Upon an Event of Default, as defined in the Credit Agreement, the amounts due under the Term Loan C may become immediately due and payable. The interest rate on the revolving line of credit has not been revised.

In connection with the Amendment, the Borrowers entered into a Third Amended and Restated Revolving Credit Promissory Note dated February 29, 2008 (“Revolving Note”) and a Term Promissory Note dated February 29, 2008 (“Term Loan C Note”).

Registration Rights Agreement

In connection with the Acquisition as described in Item 2.01, the Company and Fisher-Klosterman, Inc. (“FKI”) entered into a registration rights agreement, dated February 29, 2008 (the “Registration Rights Agreement”), providing FKI with piggyback registration rights, and one S-3 demand registration right. Under the Registration Rights Agreement, FKI has one S-3 demand registration right pursuant to which FKI may demand registration of the resale of the shares acquired under the APA on Form S-3 if the shares to be included in such registration would have an aggregate offering price of at least $800,000, subject to other customary limitations (the “Demand Right”). In addition to the Demand Right, FKI has been granted piggyback registration rights with respect to the shares issued or to be issued to it under the APA.

The description set forth herein of the terms and conditions of the Amendment, the Revolving Note and the Term Loan C Note are qualified in their entirety by reference to the full text of the Amendment, the Revolving Note and the Term Loan C Note, which are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01 and Item 2.03. The description set forth herein of the terms and conditions of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 10.4 and incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 29, 2008, CECO Environmental Corp. (the “Company” or “CECO”) acquired the assets of FKI, pursuant to the terms of an Asset Purchase Agreement (“APA”) among CECO, FKI, and FKI Acquisition Corp. (“Acquisition”), pursuant to which Acquisition acquired substantially all of FKI’s assets and properties used or held for use in connection with the Business (as such term is defined in the APA) and assumed certain liabilities of FKI (the “Asset Purchase”), including the design, manufacture, and servicing equipment for product recovery, dust collection, and air pollution control and any goodwill associated therewith.

The consideration paid by the Company to FKI in the transaction is approximately $16.0 million, and includes $15.0 million in cash and 98,580 shares of the Company’s common stock worth approximately $1.0 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty trading days immediately preceding the announcement of the signing of the APA). The total consideration paid excludes transaction costs and is subject to certain post-closing adjustments.

The consideration for the Asset Purchase also includes a three year earn out payment, which is payable in unregistered shares of the Company’s common stock. The earn out payment is not to exceed 345,032 shares worth approximately $3.5 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty trading days immediately preceding the announcement of the signing of the APA). The number of shares earned is based on 50% of the cumulative amount by which annual fiscal year gross profits of the purchased operations of FKI exceeds $8.8 million annually.

The parties to the APA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the APA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the APA. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Asset Purchase is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the APA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this current report on Form 8-K under the heading, “Third Amendment to Credit Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

As described under Item 2.01 of this Current Report on Form 8-K, on February 29, 2008, the Company issued 98,580 shares of the Company’s common stock (or approximately $1.0 million based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty trading days immediately preceding the announcement of the signing of the APA) to FKI as part of the total consideration for the Asset Purchase. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act”), provided by Section 4(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising. The Company has also agreed under the APA to issue up to a maximum of 345,032 shares of the Company’s common stock (or approximately $3.5 million based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the sixty days immediately preceding the announcement of the signing of the APA) as an earn-out. The portion of such shares earned, if any, will be issued within 90 days of the end of fiscal years 2008, 2009, 2010, and 2011 and any such issuance will be made in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement dated February 20, 2008 (Schedules Omitted)

Exhibit 10.1	Third Amendment to Credit Agreement dated February 29, 2008

Exhibit 10.2	Third Amended and Restated Revolving Credit Promissory Note dated February 29, 2008

Exhibit 10.3	Term Promissory Note dated February 29, 2008

Exhibit 10.4	Registration Rights Agreement dated February 29, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: March 3, 2008	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President—Finance and Administration

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